Exhibit 23.1

Consent of Independent Registered Certified Public Accountants

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8, dated October 3, 2011) pertaining to the Turbine Truck Engines, Inc.’s 2011 Incentive Compensation Plan to the use of our report dated March 30, 2011, with respect to the financial statements of Turbine Truck Engines, Inc. (the “Company”), which report appears on Form 10-K of the Company for the year ended December 31, 2010.

/s/ Pender Newkirk & Company LLP

Pender Newkirk & Company LLP

Certified Public Accountants

Tampa, Florida

October 3, 2011